EXHIBIT 99.1

FOR  IMMEDIATE  RELEASE
-----------------------

MEDIA  CONTACTS:                                   INVESTOR  CONTACT:
Julie  Kim/  Roger  Villareal                      Billie  Anderson
Weber  Shandwick                                   Peet's  Coffee  &  Tea,  Inc.
415.248.3419/415.248.3425                          510.594.2100
jkim@webershandwick.com                            banderson@peets.com
rvillareal@webershandwick.com

                PEET'S COFFEE & TEA, INC. REPORTS FOURTH QUARTER
         AND FULL-YEAR 2003 RESULTS; ANNOUNCES SHARE REPURCHASE PROGRAM

EMERYVILLE,  Calif.  -  February  12,  2004 - Peet's Coffee & Tea, Inc. (NASDAQ:
PEET) today announced its fourth quarter and annual results for the period ended December 28, 2003, which included 13-weeks and 52-weeks, respectively.

Total revenue for the quarter increased 17.5 percent to $34.5 million, compared to $29.4 million for the same period last year. Total revenue for the year increased 15.1 percent to $119.8 million compared to $104.1 million for the same period last year.

Retail Store revenue for the quarter increased 12.4 percent to $24.0 million. Three new stores opened during the quarter bringing the total openings for the year to 10. The retail business also continued to benefit from the redesign of the beverage menu late in the second quarter, which improved drink sales. Retail Store revenue for the year increased 9.5 percent to $85.8 million, primarily driven by the 15 new stores added in the last 17 months.

Specialty Sales revenue for the quarter increased 31.1 percent to $10.5 million. Within Specialty Sales, the grocery business continues to grow rapidly, up 92 percent over last year. At the end of the quarter, Peet's was in more than 2,700 grocery stores, or approximately 1,000 more than the same period last year. The foodservice business also registered a healthy 35 percent growth, benefiting from new customers added earlier in the year and late last year. Direct sales grew 7 percent, and the office business grew 8 percent during the quarter. Year-to-date, Specialty Sales revenue increased 32.1 percent to $34.1 million, with grocery up 115 percent, foodservice up 55 percent, direct up 5 percent and office virtually flat.

Net income for the fourth quarter of 2003 was $2.7 million, or $0.20 per share, compared to $2.2 million, or $0.17 per share for the fourth quarter of 2002.

Net income for the full year was $5.2 million, or $0.39 per share, compared to $4.7 million, or $0.40 per share last year. These results include a charge of $2.1 million, net of tax, recorded in the third quarter to settle an outstanding lawsuit and severance costs. Excluding the charge, net income was $7.3 million, up 56 percent over last year. Average diluted shares outstanding for the year increased 13.8 percent to 13.2 million.

"We are very pleased with our fourth quarter performance. The execution of our holiday programs and the success of our Holiday Blend coffee gave our business a boost in all channels," said Patrick O'Dea, president and chief executive officer of Peet's Coffee & Tea, Inc. "We are also proud of our accomplishments during the year. Our strategies to grow our business were executed extremely well. We successfully rolled out a direct store delivery system for grocery, launched a significantly improved Web site and doubled the pace of our retail expansion from last year to open a total of 10 stores. Additionally, we continued to add the people and systems required for us to accelerate Peet's growth successfully."

SHARE  REPURCHASE
The Company also announced today that the Board of Directors has authorized the Company to repurchase up to 1 million shares of Peet's common stock. O'Dea added, "In the past 12 months the Company's cash and investments have increased $11 million to $59 million. The repurchase of some of our shares is a good investment of available funds and still provides us with ample resources to fund our growth strategies in the future." The repurchases will be made from time to time on the open market at prevailing market prices or in negotiated transactions off the market. The repurchases are expected to continue through the end of the current fiscal year unless extended or shortened by the Board of Directors.


PEET'S  COFFEE  &  TEA,  INC.  Q4  AND  2003  YEAR-END  CONFERENCE  CALL
The Company will report its fourth quarter 2003 and full-year earnings results via conference call on Thursday, February 12, 2004. The teleconference call will begin at 2 p.m. PT/5 p.m. ET. The call will be simultaneously webcast on Peet's Web site at www.peets.com.

The teleconference can be accessed by calling 1-800-361-0912. A replay of the teleconference will be available at 5 p.m. PT/8 p.m. ET at 1-888-203-1112, using access code 536968. The recording will be archived through midnight EDT on February 19, 2004. It will also be available at http://investor.peets.com through February 12, 2005.

ABOUT  PEET'S  COFFEE  &  TEA,  INC.
Founded in Berkeley, Calif. in 1966, Peet's Coffee & Tea, Inc. is a specialty coffee roaster and marketer of fresh, deep-roasted whole bean coffee for home and office enjoyment. Peet's fresh-roasted coffee, hand-selected tea and related items are sold in several distribution channels including specialty grocery and gourmet food stores, online and mail order, office and restaurant accounts and 75 company-owned stores in seven states. Peet's is committed to strategically growing its business and to maintaining a unique culture and focus on customer satisfaction. For information about Peet's Coffee & Tea, Inc., visit www.peets.com or call 1-800-999-2132. Peet's Coffee & Tea, Inc. shares are traded under the symbol PEET.

                                       ###

This press release contains statements that are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including those relating to the Company's intention to repurchase its shares under a share repurchase program. Because of the uncertainties inherent in these forward-looking statements, the Company's actual results could differ materially from those set forth in forward-looking statements. The Company's estimates relating to the amount and timing of stock repurchases under its repurchase program are based on management's current estimates of liquidity needs, financial results and growth plans. Actual future liquidity needs, financial results and growth plans may differ materially depending on a variety of factors including but not limited to, risks arising from accounting adjustments; the Company's ability to implement its business strategy, attract and retain customers, and obtain and expand its market presence in new geographic regions; the availability and cost of high quality Arabica coffee beans; consumers' tastes and preferences; and competition in its market as well as other risk factors as described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 29, 2002.


                                      Peet's Coffee & Tea, Inc.
                          Condensed Consolidated Statements of Income Data
                                      (Unaudited, in thousands)

                                                  Thirteen      Thirteen      Fifty-two    Fifty-two
                                               weeks ended   weeks ended    weeks ended  weeks ended
                                                12/28/2003    12/29/2002     12/28/2003   12/29/2002
Retail stores. . . . . . . . . . . . . . . . . .  $    23,971  $    21,324  $    85,765  $    78,300
Specialty sales. . . . . . . . . . . . . . . . .       10,534        8,038       34,051       25,773
                                                  -----------  -----------  -----------  -----------
NET REVENUE. . . . . . . . . . . . . . . . . . .       34,505       29,362      119,816      104,073

COGS & related occupancy expenses. . . . . . . .       15,664       13,427       54,961       48,146
Operating expenses . . . . . . . . . . . . . . .       10,568        9,121       38,751       33,221
Marketing & advertising expenses . . . . . . . .        1,168        1,123        4,525        4,554
General & administrative expenses. . . . . . . .        1,471        1,298        9,193        6,732
Depreciation & amortization expenses . . . . . .        1,343        1,178        4,890        4,568
                                                  -----------  -----------  -----------  -----------
     Total operating cost & expenses . . . . . .       30,214       26,147      112,320       97,221
OPERATING INCOME . . . . . . . . . . . . . . . .        4,291        3,215        7,496        6,852
Interest income, net . . . . . . . . . . . . . .          191          233        1,163          540
                                                  -----------  -----------  -----------  -----------
INCOME BEFORE INCOME TAX . . . . . . . . . . . .        4,482        3,448        8,659        7,392
Income tax provision . . . . . . . . . . . . . .        1,802        1,276        3,481        2,735
                                                  -----------  -----------  -----------  -----------
NET INCOME . . . . . . . . . . . . . . . . . . .  $     2,680  $     2,172  $     5,178  $     4,657
                                                  ===========  ===========  ===========  ===========

NET INCOME PER SHARE:
Basic. . . . . . . . . . . . . . . . . . . . . .  $      0.21  $      0.18  $      0.41  $      0.43
Diluted. . . . . . . . . . . . . . . . . . . . .  $      0.20  $      0.17  $      0.39  $      0.40

SHARES USED IN CALCULATING NET INCOME PER SHARE:
Basic. . . . . . . . . . . . . . . . . . . . . .       12,939       12,063       12,589       10,919
Diluted. . . . . . . . . . . . . . . . . . . . .       13,495       12,689       13,236       11,627


                              Peet's Coffee & Tea, Inc.
                      Condensed Consolidated Balance Sheet Data
                              (Unaudited, in thousands)


                                               December 28, 2003   December 29, 2002
ASSETS
Current Assets
Cash & cash equivalents . . . . . . . . . . .  $           42,591  $           19,672
Accounts receivable . . . . . . . . . . . . .               3,115               2,210
Income tax receivable . . . . . . . . . . . .                 340               1,117
Inventories . . . . . . . . . . . . . . . . .              10,720              11,007
Prepaid expenses and other. . . . . . . . . .               2,111               1,803
                                               ------------------  ------------------
     Total Current Assets . . . . . . . . . .              58,877              35,809

Property and equipment, net . . . . . . . . .              32,322              27,929
Intangibles and other assets, net . . . . . .               2,684               3,305
Long Term U.S. government securities. . . . .              16,572              28,102
                                               ------------------  ------------------
     Total Assets . . . . . . . . . . . . . .  $          110,455  $           95,145
                                               ==================  ==================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable. . . . . . . . . . . . . . .  $            4,770  $            6,463
Accrued compensation and benefits . . . . . .               4,157               3,741
Other accrued liabilities . . . . . . . . . .               5,462               2,638
Current portion of long-term borrowings . . .                   3                 468
                                               ------------------  ------------------
     Total Current Liabilities. . . . . . . .              14,392              13,310

Long-term borrowings, less current portion. .                   -                 424
Deferred income taxes . . . . . . . . . . . .                  10                 181
Deferred lease credits. . . . . . . . . . . .                 819                 726
                                               ------------------  ------------------
     Total Liabilities. . . . . . . . . . . .              15,221              14,641
                                               ------------------  ------------------

Shareholders' Equity
Common stock. . . . . . . . . . . . . . . . .              87,808              78,014
Other comprehensive income. . . . . . . . . .                  23                 265
Retained earnings . . . . . . . . . . . . . .               7,403               2,225
                                               ------------------  ------------------
     Total Shareholders' Equity . . . . . . .              95,234              80,504
                                               ------------------  ------------------

     Total Liabilities & Shareholders' Equity  $          110,455  $           95,145
                                               ==================  ==================


                                         Peet's Coffee & Tea, Inc.
                           Reconciliation of Net Income excluding Special Charges
                              (Unaudited, in thousands, except per share data)

The  following  reconciliation  of  net  income  is  provided  to  assist the reader with understanding the financial  impact  of  the litigation settlement and severance charges during the year. Management believes this  information is relevant because of the magnitude of the charges do not reflect our on-going operating performance.




                                                  Thirteen weeks ended            Fifty-two weeks ended
                                                  --------------------            ---------------------

                                              Dec 28, 2003   Dec. 29, 2002    Dec 28, 2003   Dec. 29, 2002
                                              -------------  --------------  --------------  --------------
Net income as reported . . . . . . . . . . .  $       2,680  $        2,172  $       5,178   $        4,657
Litigation settlement and severance charge .              -               -          3,367                -
Income tax benefit . . . . . . . . . . . . .              -               -         (1,265)               -
                                              -------------  --------------  --------------  --------------
Net income, excluding charges. . . . . . . .  $       2,680  $        2,172  $       7,280   $        4,657
                                              =============  ==============  ==============  ==============

After tax impact of litigation and severance  $           -               -  $       2,102                -


Basic net income per share:
Net income, as reported. . . . . . . . . . .  $        0.21  $         0.18  $        0.41   $         0.43
Litigation settlement and severance charge .              -               -           0.27                -
Income tax benefit . . . . . . . . . . . . .              -               -          (0.10)               -
                                              -------------  --------------  --------------  --------------
Basic net income, excluding charges. . . . .  $        0.21  $         0.18  $        0.58   $         0.43
                                              =============  ==============  ==============  ==============


Diluted net income per share:
Net income, as reported. . . . . . . . . . .  $        0.20  $         0.17  $        0.39   $         0.40
Litigation settlement and severance charge .              -               -           0.25                -
Income tax benefit . . . . . . . . . . . . .              -               -          (0.10)               -
                                              -------------  --------------  --------------  --------------
Diluted net income, excluding charges* . . .  $        0.20  $         0.17  $        0.55   $         0.40
                                              =============  ==============  ==============  ==============

After tax impact of litigation and severance  $           -               -  $        0.16                -


*  per  share  data  may  not  sum  due  to  rounding